Exhibit 21 Rollins, Inc. Delaware Orkin, LLC Delaware Orkin Systems, LLC Delaware Orkin S.A de C.V. Mexico Orkin Expansion, Inc. Delaware PCO Acquisitions, Inc. Delaware Rollins Group Holdings UK Limited United Kingdom Orkin Canada Corporation Nova Scotia PCO Services Holdings Corporation Ontario Critter Control British Columbia Inc. British Columbia Critter Control Canada Franchising Inc. British Columbia Associated Victoria Pest Control Ltd. Nova Scotia Atlas Pest Control British Columbia Rollins Australia Pty Ltd Australia ROL-WA Pty Ltd Australia Adams Pest Control Pty Ltd Australia Orkin Australia Pty Ltd Australia Statewide Rollins Pty Ltd Australia Murray Rollins Pty Ltd Australia Rollins Australia Franchising Pty Ltd Australia Scientific Pest Management (Australia/Pacific) Pty Ltd Australia Rollins UK Holdings Ltd United Kingdom Safeguard Pest Control and Environmental Services Limited United Kingdom AMES Group Limited United Kingdom Van Vynck Environmental Services Ltd United Kingdom Albany Environmental Services Ltd United Kingdom Guardian Cleaning Services Ltd United Kingdom Guardian Hygiene Services Limited United Kingdom Guardian Pest Control Limited United Kingdom Baroque (S.W.) Limited United Kingdom Enviropest Control Services Ltd United Kingdom Integrated Pest Management Limited United Kingdom NBC Environment Ltd. United Kingdom Europest Environmental Services Limited England and Wales Pestproof Limited United Kingdom Orkin UK Services Limited England and Wales Vermatech Pest Control Limited United Kingdom Aardwolf Pestkare (Singapore) Pte Ltd Singapore Rollins Dutch Holdings UK Ltd England and Wales Orkin Services of California, Inc. Delaware Orkin-IFC Properties, LLC Delaware Banks Pest Control California Connecticut Pest Elimination, LLC Delaware BHPC, LLC Delaware Rollins Continental, Inc. New York Rollins-Western Real Estate Holdings, LLC Delaware RCI – King, Inc. Delaware Western Industries-North, LLC Delaware Western Industries-South, LLC Delaware HomeTeam Pest Defense, Inc. Delaware The Industrial Fumigant Company, LLC Illinois IFC Services of California, Inc. Delaware International Food Consultants, LLC Texas Crane Acquisition, Inc. Delaware Waltham Services, LLC Georgia TruTech, LLC Delaware B. D. D. Pest Control Incorporated California Wilco Enterprises, Inc. Virginia PermaTreat Pest Control Company, Inc. Virginia Rollins Wildlife Services, Inc. Delaware Critter Control, Inc. Michigan Critter Control Operations, Inc. Delaware Missquito, Inc. (f/k/a Rollins Mosquito Services, Inc.) Delaware Northwest Exterminating Co., LLC Georgia Jody Millard Pest Control, LLC Tennessee McCall Service NW, LLC (f/k/a Rollins Jumbo Acquisitions, Inc.) Delaware Okolona Pest Control, Inc. Kentucky Rollins Employee Relief Fund, Inc. Georgia Rollins Acceptance Company, LLC Delaware King Distribution, Inc. Delaware Clark Pest Control of Stockton, Inc. California Clark Pest Control of Nevada, LLC Nevada Rollins Procurement Company, LLC Delaware FPC Holdings, LLC Utah Fox Pest Control - Albany LLC Utah Fox Pest Control - DC West, LLC Utah Fox Pest Control - DFW NW, LLC Utah Fox Pest Control Environmental, LLC New York Fox Pest Control - Harrisburg PA LLC Utah Fox Pest Control - IL, LLC Illinois Fox Pest Control - Lexington, LLC Kentucky Fox Pest Control - Long Island, LLC New York Fox Pest Control - Louisiana LLC Utah Fox Pest Control - McAllen TX, LLC Texas Fox Pest Control - New Jersey South, LLC Utah Fox Pest Control - Orlando West, LLC Utah Fox Pest Control - Pittsburgh, LLC Utah Fox Pest Control - Rhode Island, LLC Rhode Island Fox Pest Control - Virginia Beach, LLC Virginia Fox Pest Control, LLC Texas Fox Pest Service - New England, LLC Utah Fox Pest Services, LLC Connecticut Fox Pest Control - Westchester, LLC Utah List of Subsidiaries